Exhibit 99.1

Distribution Solutions Group Announces Closing of Rights Offering

CHICAGO, IL – June 2, 2023 – Distribution Solutions Group, Inc. (Nasdaq: DSGR) (“DSG” or the “Company”), announced today the closing of its rights offering, which expired at 5:00 p.m. ET on May 30, 2023. Pursuant to the terms of the rights offering, 2,222,222 shares of common stock were purchased pursuant to the exercise of basic subscription rights and the over-subscription rights, which generated $100 million in gross proceeds for the Company.

Luther King Capital Management Corporation and its affiliates, including J. Bryan King, the Company’s Chairman, President and Chief Executive Officer (collectively, the “LKCM Affiliates”), exercised their basic subscription rights and over-subscription rights. Following the completion of the rights offering, the LKCM Affiliates may be deemed to be the beneficial owner of approximately 78% of the issued and outstanding common stock as of June 2, 2023.

DSG expects to use the proceeds from the rights offering for general corporate purposes and to fund, in combination with the Company’s expanded committed credit facility, the acquisition of HIS Company, Inc., a Texas corporation (“Hisco”).

Investors who participated in the rights offering should expect to see the shares of common stock issued to them in uncertificated book-entry form. Any excess over-subscription payments received by Computershare Trust Company, N.A. (the “subscription agent”) will be returned by the subscription agent to investors, without interest or deduction, through the same method by which they participated in the rights offering.

The offering of common stock pursuant to the rights offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (Reg. No. 333-270678).

About Distribution Solutions Group, Inc.

Distribution Solutions Group is a premier specialty distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (“MRO”), the original equipment manufacturer and the industrial technologies markets. DSG was formed through the strategic combination of Lawson Products, Inc., a leader in MRO distribution of C-parts; 301 HW Opus Holdings, Inc., conducting business as Gexpro Services, a leading global supply chain services provider to manufacturing customers; and TestEquity Acquisition, LLC, a leader in electronic test & measurement solutions.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support and fast, reliable delivery to be a one-stop solution provider. DSG serves 110,000 customers in several diverse end markets supported by more than 3,100 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

For more information on Distribution Solutions Group please visit www.distributionsolutionsgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. The terms “aim,” “anticipate,” “believe,” “contemplates,” “continues,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “shall,” “should,” “strategy,” “will,” “would,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements.

Forward-looking statements do not relate to historical or current facts and are only predictions and reflect the views of the Company as of the date they are made with respect to future events and financial performance. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Company gives no assurance that any goal set forth in forward-looking statements can be achieved and cautions readers not to place undue reliance on such statements, which speak only as of the date made. These statements are based on the Company’s management’s current expectations, intentions or beliefs and are subject to assumptions and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to (i) unanticipated difficulties or expenditures relating to the acquisition of Hisco by the Company and (ii) other risks and uncertainties indicated in the Company’s annual report on Form 10-K, particularly those under its “Risk Factors” section, and from time to time in the Company’s other filings with the SEC. The information contained in this press release is as of the date indicated above. The Company assumes no obligation to update any forward-looking statements contained in this press release as a result of new information or future events or developments.

Company Contact:

Distribution Solutions Group, Inc.

Ronald J. Knutson

Executive Vice President and Chief Financial Officer

773-304-5665